Exhibit 99.1

Oceaneering Reports Second Quarter 2023 Results

HOUSTON, July 26, 2023 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $19.0 million, or $0.19 per share, on revenue of $598 million for the three months ended June 30, 2023. Adjusted net income was $18.7 million, or $0.18 per share, reflecting the impact of $4.8 million of pre-tax adjustments associated with foreign exchange losses recognized during the quarter, $(2.3) million tax effect on adjustments associated with foreign exchange losses and $(2.8) million of discrete tax adjustments, primarily due to changes in valuation allowances and uncertain tax positions.

During the prior quarter ended March 31, 2023, Oceaneering reported net income of $4.1 million, or $0.04 per share, on revenue of $537 million. Adjusted net income was $5.4 million, or $0.05 per share, reflecting the impact of $0.3 million of pre-tax adjustments associated with foreign exchange gains recognized during the quarter and $1.5 million of discrete tax adjustments, primarily due to changes in valuation allowances and share-based compensation.

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2023 Adjusted EBITDA and Free Cash Flow Estimates, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	Jun 30,		Mar 31,	Jun 30,

	2023	2022	2023	2023	2022

Revenue	$597,910	$524,031	$536,987	$1,134,897	$970,190
Gross Margin	101,080	76,041	77,565	178,645	121,521
Income (Loss) from Operations	49,199	22,850	26,750	75,949	21,811
Net Income (Loss)	19,002	3,720	4,060	23,062	(15,490)

Diluted Earnings (Loss) Per Share	$0.19	$0.04	$0.04	$0.23	$(0.15)

For the second quarter of 2023:
•Net income was $19.0 million and consolidated adjusted EBITDA was $74.8 million
•Consolidated operating income was $49.2 million
•Cash position decreased by $1.0 million, from $505 million to $504 million

As of June 30, 2023:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q2 utilization was 70%; and Q2 average revenue per day on hire was $9,077
•Manufactured Products backlog was $418 million

Revised guidance for 2023:
•Net income in the range of $75 million to $90 million
•Consolidated adjusted EBITDA in the range of $275 million to $310 million
•Free cash flow generation in the range of $90 million to $130 million
•Capital expenditures in the range of $90 million to $110 million

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our energy-focused activity levels continue to increase, and we remain confident that the resurgence in offshore activity remains firmly in place. Based on our year-to-date results and our current expectations for the second half of 2023, we are narrowing our adjusted EBITDA guidance by raising the lower bound of the previous range and adjusting the range higher for our projected free cash flow. We now expect to generate between $275 million and $310 million of adjusted EBITDA and $90 million to $130 million of free cash flow for the full year.

“We produced operating income of $49.2 million in the second quarter of 2023, our highest quarterly operating income since 2015. Our energy-focused businesses are demonstrating quantifiable improvements from accelerating deepwater fundamentals. For the first half of 2023, our energy segments generated an 18% increase in revenue and nearly a 100% increase in operating income as compared with the first half of 2022. We expect these strong offshore market dynamics to continue for the foreseeable future, with robust bidding activity supporting our expectation for growing backlog and increasing activity in our energy segments. Market dynamics are also favorable for our Aerospace and Defense Technologies (ADTech) segment.

“Our second quarter 2023 results increased significantly compared to the first quarter of 2023, as we generated adjusted EBITDA of $74.8 million. This result was slightly outside the low end of the guidance range provided at the beginning of the quarter, primarily due to negative impacts from higher project costs in our entertainment business and project delays in our Offshore Projects Group (OPG) segment. During the second quarter of 2023, all of our operating segments generated higher revenue and, with the exception of our Manufactured Products segment, each of our operating segments reported operating income growth, led by the increases in our OPG and Subsea Robotics (SSR) segments.

Segment Results

"Sequentially, SSR revenue increased over 10% and operating income increased significantly as expected, with healthy demand for ROV and tooling services being slightly offset by some project delays and related vessel preparation costs in our survey business. SSR EBITDA margin of 30% improved slightly as compared to the first quarter of 2023.

"Second quarter 2023 ROV days on hire were sequentially higher by 13% with increases for both drill support and vessel-based services. Fleet utilization rose, averaging 70% for the quarter as compared to 63% during the first quarter. Average ROV revenue per day on hire of $9,077 for the quarter was 2% lower than the first quarter of 2023. The decline in average ROV revenue per day on hire was primarily due to increased equipment standby rates, which do not include crewing charges. This slight decline in average revenue per day on hire does not change our expectation for continued growth in average revenue per day on hire for 2023.

"Manufactured Products generated second quarter 2023 operating income of $10.6 million on an 11% sequential increase in revenue. Revenue increased primarily due to the receipt of certain umbilical materials that did not contribute to current quarter operating results. Operating results declined modestly as compared to the first quarter of 2023 with project losses in our entertainment business offsetting consistent positive energy-related manufacturing performance. Our Manufactured Products backlog on June 30, 2023 declined to $418 million, compared to our March 31, 2023 backlog of $446 million. Bidding activity remains strong in our energy and autonomous mobile robotics (AMR) businesses. Our book-to-bill ratio was 0.79 for the six months ended June 30, 2023, and 1.19 for the trailing 12 months.

"Second quarter 2023 OPG revenue and operating income increased significantly compared to the first quarter of 2023, primarily due to greater activity and utilization across all geographic regions and partially offset by certain planned installation work in the Gulf of Mexico shifting into the third quarter of 2023. Operating income margin improved, from 5% in the first quarter of 2023 to 13% in the second quarter of 2023, as a result of higher overall utilization driven by seasonal demand.

"Integrity Management and Digital Solutions (IMDS) second quarter 2023 operating income was higher on a 5% increase in revenue as compared to the previous quarter. An increase in scope on several international projects contributed to the revenue increase. Operating income margin of 6% improved slightly from 5% recorded in the first quarter of 2023.

"ADTech second quarter 2023 operating income increased as compared to the first quarter of 2023 on a 3% increase in revenue. Operating income margin of 12% increased as expected from the 9% margin achieved in the first quarter of 2023. At the corporate level for the second quarter of 2023, Unallocated Expenses of $36.0 million remained relatively flat as compared to the first quarter of 2023.

Third Quarter Outlook

"On a consolidated basis, we expect a sequential increase in third quarter 2023 results, with Adjusted EBITDA in the range of $75 million to $85 million on a high-single digit percentage increase in revenue. For the third quarter, as compared to the second quarter, we anticipate increased revenue and operating results in our SSR and OPG segments on continuing robust offshore activity. Operating income margin for Manufactured Products is projected to be in the mid-single digit range on a mid-teens percentage increase in revenue. IMDS revenue is forecast to be relatively flat with operating income margin remaining in the mid-single digit range. We expect improved operating income and operating income margin for ADTech on a modest improvement in revenue. Unallocated Expenses, based on our improved outlook, are forecast to be in the mid-$40 million range as we anticipate higher accruals for performance-based incentive compensation to be booked during the third quarter of 2023.

Full Year 2023 Guidance

"For the full year of 2023, at the segment level, as compared to 2022:

•For SSR, we expect operating income to improve significantly on a high-teens percentage increase in revenue, and EBITDA margin to average in the low 30% range. ROV fleet utilization is expected to average in the mid- to high-60% range for the year.
•For Manufactured Products, we forecast a significant increase in revenue and operating income, as compared to 2022. Although we expect lower operating income margin during the second half of the year as a result of changes in project mix, we continue to expect operating margin for the full year to improve over 2022, averaging in the mid-single digit percentage range for the year. Bidding activity in our energy and AMR businesses remains robust and we continue to expect our full-year book-to-bill ratio to be in the range of 1.2 to 1.4.
•For OPG, we expect slightly higher revenue, significantly higher operating income results and improved operating income margin to the low- to mid-teens percentage range, driven by more efficient vessel utilization and increased international activity. Robust offshore activity is expected to continue through the fourth quarter.
•For IMDS, we forecast relatively flat operating income results on modestly higher revenue, with operating income margin remaining in the mid-single digit percentage range for the year.
•For ADTech, we expect higher operating income results on increased revenue with an annual operating income margin in the low-teens percentage range.

"We expect Unallocated Expenses to be in the high-$30 million range for the fourth quarter of 2023. We forecast our 2023 cash tax payments to be in the range of $65 million to $70 million, and continue to expect our organic capital expenditures to total between $90 million and $110 million. Based on our first half performance, current backlog and prospects for the remainder of the year, we are narrowing our adjusted EBITDA guidance for full-year 2023 by raising the lower bound of the previous range, and now expect to generate between $275 million and $310 million of adjusted EBITDA.

Free Cash Flow

"Our cash balance at quarter-end was relatively unchanged from the prior quarter at $504 million. During the quarter, we received a CARES Act tax refund of $22.7 million during the quarter, which was offset by increased working capital usage. We are increasing our free cash flow generation guidance range to $90 million to $130 million for the full year. This guidance change reflects the inclusion of the CARES Act tax refund, which is partially offset by a higher amount of working capital required as a result of our improved outlook for the fourth quarter of 2023. We expect meaningful free cash generation during the second half of 2023 which is consistent with the last several years."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year guidance for net income, consolidated adjusted EBITDA, free cash flow generation, and capital expenditures; third quarter guidance for consolidated adjusted EBITDA and revenue, operating segment revenues and operating results and operating margins; guidance range for Unallocated Expenses and the anticipated basis for such; expected second half of 2023 Manufactured Products’ operating margin result and the basis for such; expected full-year 2023 operating segments’ performance, including operating income, operating margins, EBITDA margins, revenues, ROV fleet utilization rate, Manufactured Products book-to-bill ratio, and directional OPG vessel utilization; expected Unallocated Expenses for the fourth quarter of 2023; forecasted 2023 cash tax payments; expected second half of 2023 free cash generation; higher amount of working capital anticipated to move into 2024; and characterization of market fundamentals, conditions and dynamics, offshore energy activity levels, pricing levels, day rates, average ROV revenue per day on hire, bidding activity, outlook, performance, opportunities, results, and financials as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, significant (which is used herein to indicate a change of 20% or greater), or healthy.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and variants thereof, and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.
For more information on Oceaneering, please visit www.oceaneering.com.
Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2023	Dec 31, 2022
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $504,019 and $568,745)				$1,375,321	$1,297,060
Net property and equipment				426,054	438,449
Other assets				363,493	296,174
Total Assets				$2,164,868	$2,031,683

LIABILITIES AND EQUITY
Current liabilities				$615,044	$568,414
Long-term debt				700,404	700,973
Other long-term liabilities				297,938	236,492
Equity				551,482	525,804
Total Liabilities and Equity				$2,164,868	$2,031,683

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022
	(in thousands, except per share amounts)

Revenue	$597,910	$524,031	$536,987	$1,134,897	$970,190
Cost of services and products	496,830	447,990	459,422	956,252	848,669
Gross margin	101,080	76,041	77,565	178,645	121,521
Selling, general and administrative expense	51,881	53,191	50,815	102,696	99,710
Income (loss) from operations	49,199	22,850	26,750	75,949	21,811
Interest income	4,154	767	4,466	8,620	1,563
Interest expense	(9,517)	(9,619)	(9,283)	(18,800)	(19,062)
Equity in income (losses) of unconsolidated affiliates	479	318	639	1,118	612
Other income (expense), net	(5,846)	583	78	(5,768)	1,027
Income (loss) before income taxes	38,469	14,899	22,650	61,119	5,951
Provision (benefit) for income taxes	19,467	11,179	18,590	38,057	21,441
Net Income (Loss)	$19,002	$3,720	$4,060	$23,062	$(15,490)

Weighted average diluted shares outstanding	102,004	101,430	102,029	102,017	100,110
Diluted earnings (loss) per share	$0.19	$0.04	$0.04	$0.23	$(0.15)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022
	($ in thousands)
Subsea Robotics
Revenue	$186,512	$157,123	$169,161	$355,673	$285,112
Gross margin	$53,204	$37,004	$44,631	$97,835	$58,962
Operating income (loss)	$42,227	$25,938	$33,654	$75,881	$37,490
Operating income (loss) %	23%	17%	20%	21%	13%
ROV days available	22,750	22,750	22,500	45,250	45,250
ROV days utilized	16,032	14,631	14,228	30,260	26,473
ROV utilization	70%	64%	63%	67%	59%

Manufactured Products
Revenue	$124,882	$105,456	$112,939	$237,821	$188,148
Gross margin	$19,020	$7,918	$19,754	$38,774	$18,920
Operating income (loss)	$10,607	$(1,365)	$11,280	$21,887	$1,278
Operating income (loss) %	8%	(1)%	10%	9%	1%
Backlog at end of period	$418,000	$335,000	$446,000	$418,000	$335,000

Offshore Projects Group
Revenue	$130,547	$116,457	$104,307	$234,854	$213,854
Gross margin	$24,602	$25,441	$13,024	$37,626	$33,178
Operating income (loss)	$17,132	$17,535	$5,514	$22,646	$18,201
Operating income (loss) %	13%	15%	5%	10%	9%

Integrity Management & Digital Solutions
Revenue	$63,166	$59,438	$60,083	$123,249	$116,008
Gross margin	$10,264	$9,222	$8,849	$19,113	$18,421
Operating income (loss)	$3,844	$3,436	$3,082	$6,926	$6,944
Operating income (loss) %	6%	6%	5%	6%	6%

Aerospace and Defense Technologies
Revenue	$92,803	$85,557	$90,497	$183,300	$167,068
Gross margin	$17,675	$15,744	$15,100	$32,775	$32,614
Operating income (loss)	$11,357	$8,961	$8,496	$19,853	$20,805
Operating income (loss) %	12%	10%	9%	11%	12%

Unallocated Expenses
Gross margin	$(23,685)	$(19,288)	$(23,793)	$(47,478)	$(40,574)
Operating income (loss)	$(35,968)	$(31,655)	$(35,276)	$(71,244)	$(62,907)

Total
Revenue	$597,910	$524,031	$536,987	$1,134,897	$970,190
Gross margin	$101,080	$76,041	$77,565	$178,645	$121,521
Operating income (loss)	$49,199	$22,850	$26,750	$75,949	$21,811
Operating income (loss) %	8%	4%	5%	7%	2%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022
	(in thousands)

Capital Expenditures, including Acquisitions	$22,428	$16,495	$18,308	$40,736	$35,814

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$13,356	$17,531	$14,940	$28,296	$36,532
Manufactured Products	3,013	3,020	3,044	6,057	6,092
Offshore Projects Group	6,976	7,107	7,128	14,104	14,404
Integrity Management & Digital Solutions	939	1,034	858	1,797	2,064
Total Energy Services and Products	24,284	28,692	25,970	50,254	59,092
Aerospace and Defense Technologies	632	821	653	1,285	1,477
Unallocated Expenses	1,130	1,347	1,198	2,328	2,310
Total Depreciation and Amortization	$26,046	$30,860	$27,821	$53,867	$62,879

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2023 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2023		Jun 30, 2022		Mar 31, 2023
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$19,002	$0.19	$3,720	$0.04	$4,060	$0.04
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	4,845		(928)		(267)
Total pre-tax adjustments	4,845		(928)		(267)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(2,387)		142		84
Discrete tax items:
Share-based compensation	(3)		(3)		(1,367)
Uncertain tax positions	4,312		(593)		89
Valuation allowances	(8,678)		3,419		3,576
Other	1,563		1,689		(793)
Total discrete tax adjustments	(2,806)		4,512		1,505
Total of adjustments	(348)		3,726		1,322
Adjusted Net Income (Loss)	$18,654	$0.18	$7,446	$0.07	$5,382	$0.05
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,004		101,430		102,029

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Six Months Ended
	Jun 30, 2023		Jun 30, 2022
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$23,062	$0.23	$(15,490)	$(0.15)
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	4,578		(1,334)
Total pre-tax adjustments	4,578		(1,334)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(2,303)		232
Discrete tax items:
Share-based compensation	(1,370)		137
Uncertain tax positions	4,401		(1,225)
Valuation allowances	(5,102)		18,346
Other	770		367
Total discrete tax adjustments	(1,301)		17,625
Total of adjustments	974		16,523
Adjusted Net Income (Loss)	$24,036	$0.24	$1,033	$0.01
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,017		101,409

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022
	($ in thousands)

Net income (loss)	$19,002	$3,720	$4,060	$23,062	$(15,490)
Depreciation and amortization	26,046	30,860	27,821	53,867	62,879
Subtotal	45,048	34,580	31,881	76,929	47,389
Interest expense, net of interest income	5,363	8,852	4,817	10,180	17,499
Amortization included in interest expense	37	(166)	26	63	34
Provision (benefit) for income taxes	19,467	11,179	18,590	38,057	21,441
EBITDA	69,915	54,445	55,314	125,229	86,363
Adjustments for the effects of:
Foreign currency (gains) losses	4,845	(928)	(267)	4,578	(1,334)
Total of adjustments	4,845	(928)	(267)	4,578	(1,334)
Adjusted EBITDA	$74,760	$53,517	$55,047	$129,807	$85,029

Revenue	$597,910	$524,031	$536,987	$1,134,897	$970,190

EBITDA margin %	12%	10%	10%	11%	9%
Adjusted EBITDA margin %	13%	10%	10%	11%	9%

Free Cash Flow

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022
	(in thousands)
Net Income (loss)	$19,002	$3,720	$4,060	$23,062	$(15,490)
Non-cash adjustments:
Depreciation and amortization	26,046	30,860	27,821	53,867	62,879
Other non-cash	2,923	788	(188)	2,735	1,380
Other increases (decreases) in cash from operating activities	(27,520)	(79,349)	(74,612)	(102,132)	(173,251)
Cash flow provided by (used in) operating activities	20,451	(43,981)	(42,919)	(22,468)	(124,482)
Purchases of property and equipment	(22,428)	(16,495)	(18,308)	(40,736)	(35,814)
Free Cash Flow	$(1,977)	$(60,476)	$(61,227)	$(63,204)	$(160,296)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2023 Adjusted EBITDA Estimates

	For the Three Months Ending
	September 30, 2023
	Low	High
	(in thousands)
Income (loss) before income taxes	$47,000	$51,000
Depreciation and amortization	23,000	29,000
Subtotal	70,000	80,000
Interest expense, net of interest income	5,000	5,000
Adjusted EBITDA	$75,000	$85,000

	For the Year Ending
	December 31, 2023
	Low	High
	(in thousands)
Income (loss) before income taxes	$145,000	$175,000
Depreciation and amortization	110,000	115,000
Subtotal	255,000	290,000
Interest expense, net of interest income	20,000	20,000
Adjusted EBITDA	$275,000	$310,000

2023 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2023
	Low	High
	(in thousands)
Net income (loss)	$75,000	$90,000
Depreciation and amortization	110,000	115,000
Other increases (decreases) in cash from operating activities	(5,000)	35,000
Cash flow provided by (used in) operating activities	180,000	240,000
Purchases of property and equipment	(90,000)	(110,000)
Free Cash Flow	$90,000	$130,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$42,227	$10,607	$17,132	$3,844	$11,357	$(35,968)	$49,199
Adjustments for the effects of:
Depreciation and amortization	13,356	3,013	6,976	939	632	1,130	26,046
Other pre-tax	—	—	—	—	—	(5,330)	(5,330)
EBITDA	55,583	13,620	24,108	4,783	11,989	(40,168)	69,915
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	4,845	4,845
Total of adjustments	—	—	—	—	—	4,845	4,845
Adjusted EBITDA	$55,583	$13,620	$24,108	$4,783	$11,989	$(35,323)	$74,760

Revenue	$186,512	$124,882	$130,547	$63,166	$92,803		$597,910
Operating income (loss) % as reported in accordance with GAAP	23%	8%	13%	6%	12%		8%
EBITDA Margin	30%	11%	18%	8%	13%		12%
Adjusted EBITDA Margin	30%	11%	18%	8%	13%		13%

	For the Three Months Ended June 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$25,938	$(1,365)	$17,535	$3,436	$8,961	$(31,655)	$22,850
Adjustments for the effects of:
Depreciation and amortization	17,531	3,020	7,107	1,034	821	1,347	30,860
Other pre-tax	—	—	—	—	—	735	735
EBITDA	43,469	1,655	24,642	4,470	9,782	(29,573)	54,445
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(928)	(928)
Total of adjustments	—	—	—	—	—	(928)	(928)
Adjusted EBITDA	$43,469	$1,655	$24,642	$4,470	$9,782	$(30,501)	$53,517

Revenue	$157,123	$105,456	$116,457	$59,438	$85,557		$524,031
Operating income (loss) % as reported in accordance with GAAP	17%	(1)%	15%	6%	10%		4%
EBITDA Margin	28%	2%	21%	8%	11%		10%
Adjusted EBITDA Margin	28%	2%	21%	8%	11%		10%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$33,654	$11,280	$5,514	$3,082	$8,496	$(35,276)	$26,750
Adjustments for the effects of:
Depreciation and amortization	14,940	3,044	7,128	858	653	1,198	27,821
Other pre-tax	—	—	—	—	—	743	743
EBITDA	48,594	14,324	12,642	3,940	9,149	(33,335)	55,314
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(267)	(267)
Total of adjustments	—	—	—	—	—	(267)	(267)
Adjusted EBITDA	$48,594	$14,324	$12,642	$3,940	$9,149	$(33,602)	$55,047

Revenue	$169,161	$112,939	$104,307	$60,083	$90,497		$536,987
Operating income (loss) % as reported in accordance with GAAP	20%	10%	5%	5%	9%		5%
EBITDA Margin	29%	13%	12%	7%	10%		10%
Adjusted EBITDA Margin	29%	13%	12%	7%	10%		10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$75,881	$21,887	$22,646	$6,926	$19,853	$(71,244)	$75,949
Adjustments for the effects of:
Depreciation and amortization	28,296	6,057	14,104	1,797	1,285	2,328	53,867
Other pre-tax	—	—	—	—	—	(4,587)	(4,587)
EBITDA	104,177	27,944	36,750	8,723	21,138	(73,503)	125,229
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	4,578	4,578
Total of adjustments	—	—	—	—	—	4,578	4,578
Adjusted EBITDA	$104,177	$27,944	$36,750	$8,723	$21,138	$(68,925)	$129,807

Revenue	$355,673	$237,821	$234,854	$123,249	$183,300		$1,134,897
Operating income (loss) % as reported in accordance with GAAP	21%	9%	10%	6%	11%		7%
EBITDA Margin	29%	12%	16%	7%	12%		11%
Adjusted EBITDA Margin	29%	12%	16%	7%	12%		11%

	For the Six Months Ended June 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$37,490	$1,278	$18,201	$6,944	$20,805	$(62,907)	$21,811
Adjustments for the effects of:
Depreciation and amortization	36,532	6,092	14,404	2,064	1,477	2,310	62,879
Other pre-tax	—	—	—	—	—	1,673	1,673
EBITDA	74,022	7,370	32,605	9,008	22,282	(58,924)	86,363
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,334)	(1,334)
Total of adjustments	—	—	—	—	—	(1,334)	(1,334)
Adjusted EBITDA	$74,022	$7,370	$32,605	$9,008	$22,282	$(60,258)	$85,029

Revenue	$285,112	$188,148	$213,854	$116,008	$167,068		$970,190
Operating income (loss) % as reported in accordance with GAAP	13%	1%	9%	6%	12%		2%
EBITDA Margin	26%	4%	15%	8%	13%		9%
Adjusted EBITDA Margin	26%	4%	15%	8%	13%		9%